INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-51219 of The Procter & Gamble Company on Form S-8 of our report dated 9
October 2002, appearing in this Annual Report on Form 11-K of the Procter & Gamble Ireland Employees Share Ownership Plan for the year ended 30 June 2002.




/S/ DELOITTE & TOUCHE
-----------------------------
DELOITTE & TOUCHE
Newcastle upon Tyne, United Kingdom

9 October 2002